                                                                    Exhibit 23.8
                                                                    ------------


                      Consent of Independent Accountants
                      ----------------------------------

We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Amendment No. 2 to Form S-4 of Tele-Communications, Inc. of our report dated February 4, 1994 relating to the financial statements of TeleCable Corporation which appears on page 12 of the TCI Communications, Inc. and Tele-Communications, Inc. Current Report on Form 8-K dated August 26, 1994. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.


Price Waterhouse LLP

Norfolk, Virginia
June 21, 1995